UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 2, 2008

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	0-23137 (Commission File Number)	91-1628146 (I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 2, 2008, RealNetworks, Inc. (the “Company”) and Mellon Investor Services LLC (the “Rights Agent”), entered into an Amended and Restated Shareholder Rights Plan (the “Amended and Restated Rights Plan”) which amended and restated the existing Shareholder Rights Plan between the Company and the Rights Agent (formerly known as ChaseMellon Shareholder Services, L.L.C.) dated December 4, 1998, as amended (the “Existing Rights Plan”). In connection with the Existing Rights Plan, the Company’s Board of Directors (the “Board”) previously declared a dividend of one right (a “Right”) to purchase one one-thousandth share of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred”), for each share of common stock, par value $0.001 per share (“Common Shares”), of the Company that was outstanding as of the close of business on December 14, 1998 (the “Record Date”).
     The following summary of the principal terms of the Amended and Restated Rights Plan is a general description only. It does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Plan. A copy of the Amended and Restated Rights Plan is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Rights Evidenced by Common Share Certificates
     The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights (“Rights Certificates”) will not be sent to shareholders, and the Rights will attach to and trade only together with the Common Shares. Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Amended and Restated Rights Plan by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
Distribution Date
     Subject to certain limited exceptions, the Rights will be separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (a) the tenth business day (or such later date as may be determined by the Board) after a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares then outstanding (such person or group, an “Acquiring Person”) or (b) the tenth business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer, the consummation of which would result in such person or group becoming an Acquiring Person. The earlier of such dates is referred to as the “Distribution Date.” Notwithstanding the foregoing, the Company’s Chairman and Chief Executive Officer, Robert Glaser, is deemed not to be an Acquiring Person so long as he does not increase his beneficial ownership of Common Shares above the number of Common Shares he holds as of the date of the Amended and Restated Rights Plan, except for Common Shares he acquires from the exercise of stock options or from stock awards granted to him in connection with his employment with the Company.
Issuance of Rights Certificates; Expiration of Rights
     As soon as practicable following the Distribution Date, a Rights Certificate will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificate alone will evidence the Rights from and after the Distribution Date. The Rights will expire on the earliest of (i) December 2, 2018, (the “Final Expiration Date”) or (ii) redemption or exchange of the Rights as described below.
Initial Exercise of the Rights
     Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive one one-thousandth share of the Series A Preferred upon exercise and the payment of an exercise price of $30.00 (the “Exercise Price”), subject to adjustment.

Right to Buy Company Common Shares
     Unless the Rights are earlier redeemed, in the event that an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the Exercise Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.
Right to Buy Acquiring Company Shares
     Similarly, unless the Rights are earlier redeemed, in the event that after an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company’s consolidated assets or earning power are sold, proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Exercise Price.
Exchange Provision
     At any time after an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares and prior to the acquisition by such Acquiring Person of 50% or more of the Company’s outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right.
Redemption
     At any time on or prior to the Close of Business on the earlier of (i) the fifth day following the attainment of 15% or more of the Company’s then outstanding Common Shares by an Acquiring Person (or such later date as may be determined by action of the Board and publicly announced by the Company) or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.
Adjustments to Prevent Dilution
     The Exercise Price, the number of Rights, and the number of Series A Preferred or Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Amended and Restated Rights Plan. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price.
Cash Paid Instead of Issuing Fractional Shares
     No fractional shares of Series A Preferred less than one-thousandth of a share of Series A Preferred will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on an amount equal to the current market value of a Preferred Share, which shall be (x) one thousand multiplied by (y) the closing price of a Common Share for the trading day immediately prior to the date of such exercise.
No Shareholders’ Rights Prior to Exercise
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company (other than any rights resulting from such holder’s ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

Amendment of Amended and Restated Rights Plan
     The terms of the Rights and the Amended and Restated Rights Plan may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Amended and Restated Rights Plan may be amended without the consent of the Rights holders in order to cure any ambiguities, correct or supplement the provisions of the Amended and Restated Rights Plan, shorten or lengthen any time period under the Amended and Restated Rights Plan or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).
Rights and Preferences of the Series A Preferred
     Each one one-thousandth of a share of Series A Preferred has rights and preferences substantially equivalent to those of one Common Share.
No Voting Rights
     Rights will not have any voting rights.
Certain Anti-Takeover Effects
     The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board. Takeover attempts frequently include coercive tactics to deprive the Board and the Company’s shareholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all shareholders equally. These tactics unfairly pressure shareholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.
     The Rights are not intended to prevent a takeover of the Company and will not do so. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board.
     However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.
     Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its shareholders, and will not change the way in which the Company’s shares are presently traded. The Board believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Amended and Restated Shareholder Rights Plan, dated as of December 2, 2008, by and between RealNetworks, Inc. and Mellon Investor Services LLC, including the form of Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:	/s/ Robert Kimball
Robert Kimball
Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary
Dated: December 2, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Shareholder Rights Plan, dated as of December 2, 2008, by and between RealNetworks, Inc. and Mellon Investor Services LLC, including the form of Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.